Form N-SAR

ITEM 77I
TERMS OF NEW OR AMENDED SECURITIES

A Regular Meeting of the Board of Trustees (the "Board") of Federated Equity Funds (the "Trust") on behalf of Federated New Economy Fund (the "Fund"), a portfolio of the Trust, was held on May 17, 2000.

After full discussion, on motion duly made and seconded, the Board unanimously authorized and approved the filing of the Articles of Incorporation.

Following this Board meeting, the Trust's Registration Statement was filed with the Securities and Exchange Commission pursuant to Rule 485(a) of the Securities Act of 1933 and covering the registration of Federated New Economy Fund. The filing was completed on Form N-1A on June 16, 2000, (File Nos. 2-91090 and 811-4017), and subsequently Federated New Economy Fund became effective on August 30, 2000.




ITEM 77M(i)
MERGERS



Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a preliminary Registration Statement on form N-14 (SEC File No. 2-91090) was filed on June 19, 2000. This filing relates to an Agreement and Plan of Reorganization between IAI Midcap Growth Fund (IAI Fund), a series of IAI Investment Funds VI, Inc. and Federated Growth Strategies Fund, Inc. (Growth Strategies Fund), whereby Growth Strategies Fund acquired all of the assets and assumed certain liabilities of the IAI Fund in exchange for Class A Shares of Growth and Strategies Fund to be distributed pro rata by the IAF Fund to its shareholders in complete liquidation and termination of the IAI Fund. As a result of the Special Meeting of the IAI Fund shareholders held on September 8, 2000, each shareholder of the IAI Fund became the owner of Growth Strategies Fund Class A Shares, having a total net asset value equal to the total net asset value of his or her holdings in the IAI Fund on the date of Reorganization.


The Agreement and Plan of Reorganization providing for the transfer of the assets of the IAI Fund to Growth Strategies Fund was approved by the IAI Fund Board of Directors at a meeting held on June 12, 2000.


The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filled with the Securities and Exchange Commission July 31, 2000.



ITEM 77M(ii)
MERGERS



Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a preliminary Registration Statement on form N-14 (SEC File No. 2-91090) was filed on June 19, 2000. This filing relates to an Agreement and Plan of Reorganization between IAI Regional Fund (IAI Fund), a series of IAI Investment Funds IV, Inc. and Federated Capital Appreciation Fund, whereby Federated Capital Appreciation Fund acquired all of the assets and assumed certain liabilities of the IAI
Fund in exchange for Class A Shares of Federated Capital Appreciation Fund to be distributed pro rata by the IAI Fund to its shareholders in complete liquidation and termination of the IAI Fund. As a result of the Special Meeting of the IAI Fund shareholders held on September 8, 2000, each shareholder of the IAI Fund became the owner of Federated Capital Appreciation Fund Class A Shares, having a total net asset value equal to the total net asset value of his or her holdings in the IAI Fund on the date of the Reorganization.


The Agreement and Plan of Reorganization providing for the transfer of the assets of the IAI Fund to Federated Capital Appreciation Fund was approved by the IAI Fund Board of Directors at a meeting held on June 12, 2000.


The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the Securities and Exchange Commission July 31, 2000.


ITEM 77M(iii)
MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a preliminary Registration Statement on form N-14 (SEC File No. 2-91090) was filed on June 19, 2000. This filing relates to an Agreement and Plan of Reorganization between IAI Capital Appreciation Fund and Emerging Growth Fund (IAI Funds), a series of IAI Investment Funds VI, Inc., and Federated Aggressive Growth Fund (Aggressive Growth Fund), whereby Aggressive Growth Fund acquired all of the assets and assumed certain liabilities of the IAI Funds in exchange for Class A Shares of Aggressive Growth Fund to be distributed pro rata by the IAI Funds to its shareholders in complete liquidation and termination of the IAI Funds. As a result of the Special Meeting of the IAI Funds shareholders held on September 8, 2000, each shareholder of the IAI Funds became the owner of Aggressive Growth Fund Class A Shares, having a total net asset value equal to the total net asset value of his or her holdings in the IAI Funds on the date of the Reorganization.


The Agreement and Plan of Reorganization providing for the transfer of the assets of the IAI Funds to Aggressive Growth Fund was approved by the IAI Funds Board of Directors at a meeting held on June 12, 2000.


The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the Securities and Exchange Commission July 31, 2000.




ITEM 77M(iv)
MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a preliminary Registration Statement on form N-14 (SEC File No. 2-91090) was filed on June 19, 2000. This filing relates to an Agreement and Plan of Reorganization between IAI Long Term Growth Fund (IAI Fund), a series of IAI Investment Funds VIII, Inc., and Federated Aggressive Growth Fund (Aggressive Growth Fund), whereby Aggressive Growth Fund acquired all of the assets and assumed certain liabilities of the IAI Fund in exchange for Class A Shares of Aggressive Growth Fund to be distributed pro rata by the IAI Fund to its shareholders in complete liquidation and termination of the IAI Fund. As a result of the Special Meeting of the IAI Fund shareholders held on September 8, 2000, each shareholder of the IAI Fund became the owner of Aggressive Growth Fund Class A Shares, having a total net asset value equal to the total net asset value of his or her holdings in the IAI Fund on the date of the Reorganization.


The Agreement and Plan of Reorganization providing for the transfer of the assets of the IAI Funds to Aggressive Growth Fund was approved by the IAI Fund Board of Directors at a meeting held on June 12, 2000.


The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the Securities and Exchange Commission July 31, 2000.


ITEM 77M(v)
MERGERS



Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a preliminary Registration Statement on form N-14 (SEC File No. 2-91090) was filed on June 19, 2000. This filing relates to an Agreement and Plan of Reorganization between IAI Large
Cap Growth Fund (IAI Funds), a series of IAI Investment Funds II, Inc., and Federated Large Cap Growth Fund (Large Cap Growth Fund), whereby Large Cap Growth Fund acquired all of the assets and assumed certain liabilities of the IAI Funds in exchange for Class A Shares of Large Cap Growth Fund to be distributed pro rata by the IAI Fund to its shareholders in complete liquidation and termination of the IAI Fund. As a result of the Special Meeting of the IAI Fund shareholders held on September 8, 2000, each shareholder of the IAI Fund became the owner of Large Cap Growth Fund Class A Shares, having a total net asset value equal to the total net asset value of his or her holdings in the IAI Fund on the date of the Reorganization.


The Agreement and Plan of Reorganization providing for the transfer of the assets of the IAI Fund to Large Cap Growth Fund was approved by the IAI Fund Board of Directors at a meeting held on June 12, 2000.


The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed with the Securities and Exchange Commission July 31, 2000.







ITEM 77Q(i) - COPIES OF ANY MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS

The following Amendment No. 9 to the Declaration of Trust dated April 17, 1984, 1984, has been adopted by the Federated Equity Funds Board of Trustees, at it's regular meeting held on May 17, 2000.

A. 	Strike the first paragraph of Section 5 of Article III from the
Declarartion of Ttust and substitute in its place the following:

"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Federated Aggressive Growth Fund
Class A Shares
Class B Shares
Class C Shares
Federated Capital Appreciation Fund
Class A Shares
Class B Shares
Class C Shares
Federated Communications Technology Fund
Class A Shares
Class B Shares
Class C Shares
Federated Growth Strategies Fund
Class A Shares
Class B Shares
Class C Shares
Federated Large Cap Growth Fund
Class A Shares
Class B Shares
Class C Shares
Federated New Economy Fund
Class A Shares
Class B Shares
Class C Shares
Federated Small Cap Strategies Fund
Class A Shares
Class B Shares
Class C Shares



B.	Strike the first sentence of Section 5 of Article XII from the
Declaration of Trust and substitute in its place the following:

Section 5. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be as determined by the Trustees from time to time and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

	WITNESS the due execution hereof this 17th day of May, 2000.



/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue	Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh




ITEM 77Q(ii) - COPIES OF ANY MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS

The following Amendment No. 10 to the Amended and Restated Declaration of Trust dated August 15, 1995 has been adopted by the Federated Equity Funds Board of Trustees, at it's Regular Meeting held on September 1, 1999.

A.	Strike subsection (p) from Section 1 (Powers) of Article V (Powers of the Trustees) and replace it with the following:

	"(p)	To borrow money.  The Trust may also enter into reverse
repurchase agreements in amounts not in excess of one-third of its total assets in order to meet redemption requests without immediately selling any portfolio instruments."

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on September 1, 1999, and approved by Shareholder at a meeting on the 5th day of November, 1999.

	WITNESS the due execution hereof this 29th day of August, 2000.

/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue	Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh



ITEM 77Q(iii) - COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS


EXHIBIT E
to the
Investment Advisory Contract

Federated Communications Technology Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of September, 1999.



Federated Investment Management
Company



By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President




Federated Equity Funds



By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  Executive Vice President




ITEM 77Q(iv) - COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS


EXHIBIT F
to the
Investment Advisory Contract

Federated New Economy Fund

	For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.25% of the average daily net assets of the Fund.

	The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.25% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of June, 2000.



Federated Investment Management
Company



By:  /s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President




Federated Equity Funds



By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  Executive Vice President